UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 9, 2010

Starwood Property Trust, Inc.

(Exact name of registrant as specified in its charter)

Maryland	001-34436	27-0247747
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

591 West Putnam Avenue Greenwich, CT	06830
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (203) 422-7700

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CAR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CAR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CAR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CAR 240.13e-4(c))

Item 8.01                                             Other Events.

On December 9, 2010, Starwood Property Trust, Inc. (the “Company”) and its external manager, SPT Management, LLC (the “Manager”), entered into an Underwriting Agreement (the “Underwriting Agreement”) with Citigroup Global Markets, Inc., Wells Fargo Securities, LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representatives of the underwriters named therein (collectively the “Underwriters”), providing for the issuance and sale of 20,000,000 shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), at a public offering price of $19.73 per share.  Pursuant to the Underwriting Agreement, the Company granted the Underwriters a 30-day option to purchase up to an additional 3,000,000 shares of Common Stock solely to cover over-allotments, if any, which option has been exercised in full. The offering closed on December 15, 2010.

Upon the completion of the offering, the Company granted to the Manager 1,075,000 restricted stock units, which award vests ratably on a quarterly basis over a three-year period.  Once vested, this award of restricted stock units will be settled in shares of Common Stock.

Item 9.01.              Financial Statements and Exhibits.

(d)           Exhibits

Exhibit Number	Description

1.1

Underwriting Agreement, dated December 9, 2010, among the Company, the Manager and Citigroup Global Markets, Inc., Wells Fargo Securities, LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representatives of the underwriters named therein

5.1	Opinion of DLA Piper LLP (US) regarding the legality of the shares

8.1	Opinion of Sidley Austin LLP regarding certain tax matters

23.1	Consent of DLA Piper LLP (US) (included in Exhibit 5.1)

23.2	Consent of Sidley Austin LLP (included in Exhibit 8.1)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 15, 2010	STARWOOD PROPERTY TRUST, INC.

	By:	/s/ ANDREW J. SOSSEN
	Name:	Andrew J. Sossen
	Title:	Authorized Signatory

EXHIBIT INDEX

Exhibit Number	Description

1.1

Underwriting Agreement, dated December 9, 2010, among the Company, the Manager and Citigroup Global Markets, Inc., Wells Fargo Securities, LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representatives of the underwriters named therein

5.1	Opinion of DLA Piper LLP (US) regarding the legality of the shares

8.1	Opinion of Sidley Austin LLP regarding certain tax matters

23.1	Consent of DLA Piper LLP (US) (included in Exhibit 5.1)

23.2	Consent of Sidley Austin LLP (included in Exhibit 8.1)